UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            May 22, 2013

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Reference is made to the Current Report on Form 8-K of AMREP Corporation (the “Company”) filed March 22, 2013, reporting the demand of a State of Florida agency that the Company’s Palm Coast Data LLC subsidiary (“PCD”) repay, within 60 days of March 19, 2013, $1,305,480.73 of the $3,000,000 incentive award PCD received from the State in connection with the project in which the Company’s subscription fulfillment services operations were consolidated at PCD’s Palm Coast, Florida facility.  The demand was made as a result of PCD’s failure to meet certain performance requirements of the award agreement for 2010, 2011 and 2012.

On May 22, 2013, PCD received a notice from the State of Florida agency that the payment date for the above referenced amount has been extended to July 31, 2013 as PCD continues to negotiate a settlement of the repayment amount with the State of Florida agency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: May 24, 2013	By:	/s/ Christopher V. Vitale
Christopher V. Vitale
Vice President, General Counsel and Secretary